UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
October 9, 2018
Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55772	47-4871012
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933  (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 7.01 REGULATION FD DISCLOSURE

On October 12, 2018, Steadfast Apartment REIT III, Inc. (the “Company”) distributed a press release announcing an estimated value per share of $22.54 as of June 30, 2018, of each of the Company’s Class A common stock, Class R common stock and Class T common stock (collectively, the “shares”). The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01 OTHER EVENTS
Estimated Value Per Share
In August 2018, the Company’s board of directors (the “Board”) initiated a process to determine an estimated value per share of the Company’s Class A common stock, Class R common stock and Class T common stock. The Company is providing an estimated value per share to assist broker-dealers that participated in the Company’s public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340, as required by the Financial Industry Regulatory Authority, Inc. (“FINRA”). This valuation was performed in accordance with Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association) (the “IPA”), in April 2013 (the “IPA Valuation Guidelines”). The Board formed a valuation committee (the “Valuation Committee”), comprised solely of independent directors, to oversee the process of determining the estimated value per share. Upon approval of the Board, the Company engaged CBRE Capital Advisors, Inc. (“CBRE Cap”), a FINRA registered broker dealer firm that specializes in providing real estate financial services, to provide property-level and aggregate valuation analyses and a range for the estimated value per share of each class of the Company’s common stock as of June 30, 2018.
From the date of CBRE Cap’s engagement, through the issuance of its valuation report on October 9, 2018 (the “Valuation Report”), CBRE Cap held discussions with Steadfast Apartment Advisor III, LLC (the “Advisor”) and the Company’s senior management and conducted or commissioned such investigations, research, review and analyses as it deemed necessary. CBRE Cap based its calculation of the range for the estimated value per share of the Company’s common stock upon appraisals of all of the Company’s real properties (the “Appraisals”) performed by CBRE, Inc. (“CBRE”), an affiliate of CBRE Cap and an independent third party appraisal firm, and valuations performed by the Advisor with respect to the Company’s other assets and liabilities. The Valuation Committee, upon its receipt and review of the Valuation Report, concluded that the range between $21.04 and $24.14 for the Company’s estimated value per share proposed in the Valuation Report was reasonable and recommended that the Board adopt $22.54 as the estimated value per share of each class of the Company’s common stock as of June 30, 2018. The estimated value per share represents the weighted average of the range reflecting the effect of using differing discount rates and terminal capitalization rates in the sensitivity analysis. On October 9, 2018, the Board accepted the Valuation Committee’s recommendation and approved $22.54 as the estimated value per share of each class of the Company’s common stock as of June 30, 2018. CBRE Cap is not responsible for the determination of the estimated value per share of the Company’s common stock as of June 30, 2018.
Valuation Methodology
In preparing the Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by the Advisor and the Company;

•
reviewed and discussed with the Company and the Advisor the historical and anticipated future financial performance of the Company’s multifamily properties, including forecasts prepared by the Company and the Advisor;

•	reviewed appraisals commissioned by the Company that contained analysis on each of the Company’s multifamily properties and performed analyses and studies for each property;

•	conducted or reviewed CBRE Cap proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including equity reports and online data;

•	compared the Company’s financial information to similar information of companies that CBRE Cap deemed to be comparable;

•
reviewed the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, and the unaudited financial statements therein; and

•	reviewed the audited financial statements of the Company as of December 31, 2017.
The Appraisals were performed in accordance with Uniform Standards of Professional Appraisal Practice and were all Member of Appraisal Institute (“MAI”) appraisals. The Appraisals were prepared by CBRE and personnel who are members and hold the MAI designation. CBRE Cap reviewed and took into consideration the Appraisals, and described the results of the Appraisals in its Valuation Report. Discreet values were assigned to each property in the Company’s portfolio.
The Valuation Committee and the Board considered the following valuation methodology with respect to each multifamily property, which was applied by CBRE Cap in its Valuation Report. Unlevered, ten-year discounted cash flow analyses from Appraisals were created for the Company’s fully operational properties. For non-stabilized properties, lease-up discounts were applied to discounted cash flow to arrive at an “As Is” value. The “terminal capitalization rate” method was used to calculate terminal value of the assets, with such rates varying based on the specific geographic location and other relevant factors.
Valuation Summary: Material Assumptions
The valuation process the Company used to determine an estimated value per share of each class of the Company’s common stock was designed to follow the recommendations of the IPA Valuation Guidelines.
The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow models to estimate the value of the Company’s real estate assets:

	Range	Weighted-Average
Terminal capitalization rate	5.62% - 5.91%	5.77%
Discount rate	6.85% - 7.20%	7.02%
While the Company believes that CBRE’s assumptions and inputs are reasonable, a change in these assumptions and inputs may significantly impact the appraised value of the real estate properties and the Company’s estimated value per share. The table below illustrates the impact on the estimated value per share if the terminal capitalization rates or discount rates were adjusted by 2.5% in either direction, which represents a 5% sensitivity analysis, in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged:

	Increase (Decrease) on the Estimated Value per Share due to
	Decrease of 2.5%	Increase of 2.5%
Terminal capitalization rate	$0.86	$(0.79)
Discount rate	$0.75	$(0.71)
In its Valuation Report, CBRE Cap included an estimate of the June 30, 2018, value of the Company’s assets, including cash and selected other assets net of payables, and accruals and other liabilities including notes payable. The estimated values of the Company’s notes payable are equal to the United States Generally Accepted Accounting Principles (“GAAP”) fair values for the period ended June 30, 2018, but do not equal the book value of the loans in accordance with GAAP. The GAAP fair values of the Company’s notes payable were determined using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flow over the remaining loan terms and on management’s estimates of current market interest rates for instruments with similar characteristics. The carrying values of a majority of the Company’s other assets and liabilities are considered to equal their fair value due to their short term maturities or liquid nature. Certain balances, such as lease intangible assets and liabilities related to real estate investments and deferred financing costs, have been eliminated for the purpose of the valuation since the value of those balances was already considered in the Appraisals.
The Company’s estimated value per share takes into consideration any potential liability related to an incentive fee the Advisor is entitled to upon meeting certain stockholder return thresholds in accordance with the Company’s charter. For purposes of determining the estimated value per share, the Advisor calculated the potential liability related to this incentive fee based on a hypothetical liquidation of the Company’s assets and liabilities at their estimated fair values, without considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would be a liability related to the incentive fee of $0.
Taking into consideration the reasonableness of the valuation methodology, assumptions and conclusions contained in the Valuation Report, the Board determined the estimated value of the Company’s equity interest in its real estate portfolio to be in the range of $425,282,296 to $449,778,605 and the Company’s estimated net asset value to range between $165,473,712 and $189,912,032, or between $21.04 and $24.14 per share, based on a share count of 7,860,558 shares issued and outstanding as of June 30, 2018.
As with any valuation methodology, the methodologies considered by the Valuation Committee and the Board in reaching an estimate of the value of the Company’s shares are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares.

The following table summarizes the material components of the Company’s estimated value and estimated value per share as of June 30, 2018.

	Components of Share Value
	Estimated Value	Estimated Value per Share
Real estate properties	$437,110,000	$55.60
Cash	26,240,456	3.33
Other assets	5,046,159	0.64
Mortgage debt	(280,858,805)	(35.73)
Other liabilities	(10,236,394)	(1.30)
Total estimated value	$177,301,416	$22.54
The estimated value of the real estate properties as of June 30, 2018, was $437,110,000, while the total cost of the real estate properties was $407,192,836 (comprised of the aggregate purchase price of $400,252,928, and capital expenditures subsequent to acquisition of $6,939,908).
The following table summarizes the total cost and estimated value of our real estate properties based on the length of its ownership of the real estate properties as of June 30, 2018.

	Total Cost	Estimated Value	% Increase
Properties owned > 1 year	$182,872,077	$200,110,000	9.4%
Properties owned < 1 year	224,320,759	237,000,000	5.7%
	$407,192,836	$437,110,000	7.3%
Additional Information Regarding the Valuation, Limitations of Estimated Value per Share and the Engagement of CBRE Cap
In accordance with the IPA Valuation Guidelines, the Valuation Committee reviewed, confirmed and approved the processes and methodologies employed by CBRE Cap, their consistency with real estate industry standards and best practices and the reasonableness of the assumptions utilized in the valuation.
The Valuation Report issued on October 9, 2018, was based upon market, economic, financial and other information, circumstances and conditions existing prior to June 30, 2018, and any material change in such information, circumstances and/or conditions may have a material effect on the estimated value per share. CBRE Cap’s valuation materials were addressed solely to the Board to assist it in establishing an estimated value of the Company’s common stock. CBRE Cap’s valuation materials were restricted, were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock and should not be represented as such.
Each of CBRE Cap and CBRE reviewed the information supplied or otherwise made available to it by the Company or the Advisor for reasonableness, and assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap and CBRE, CBRE Cap and CBRE assumed that such forecasts and other information and data were reasonably prepared in good faith reflecting the Company’s and the Advisor’s best currently available estimates and judgments and other subjective judgments, and relied upon the Company and the Advisor to advise CBRE Cap and CBRE promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. CBRE Cap assumes no obligation to update or otherwise revise these materials. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third-party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.
In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s operating properties and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the Company’s financial condition and the state of the real estate industry more generally. Accordingly, with respect to the estimated value per share of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell shares at this estimated value;

•
a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	another independent third-party appraiser or third-party valuation firm would agree with the Company’s estimated value per share;

•	a third party would offer the estimated value per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock;

•	the Company’s shares would trade at a price equal to or greater than the estimated value per share if the Company listed them on a national securities exchange; or

•
the methodology used to estimate the Company’s value per share would be acceptable to FINRA or under the Employees Retirement Income Security Act of 1974 for compliance with its reporting requirements.

Similarly, the amount a stockholder may receive upon repurchase of his or her shares pursuant to the Company’s share repurchase program, may be greater or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of assets owned by the Company.
The June 30, 2018 estimated value per share was reviewed and recommended by the Valuation Committee and approved by the Board at meetings held on October 9, 2018. The value of the Company’s common stock will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Company expects to utilize an independent valuation firm to update the estimated value per share as of December 31, 2018, in accordance with the IPA Valuation Guidelines.
The estimated value per share does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell or debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations or the impact of restrictions on the assumption of debt.
CBRE Cap is a FINRA registered broker-dealer and is an investment banking firm that specializes in providing real estate financial services. CBRE is actively engaged in the business of appraising commercial real estate properties similar to those owned by the Company in connection with public securities offerings, private placements, business combinations and similar transactions. The Company commissioned CBRE to deliver an appraisal report relating to the Company’s real estate properties and CBRE received fees upon delivery of such report. In addition, the Company agreed to indemnify CBRE Cap against certain liabilities arising out of this engagement. Each of CBRE Cap and CBRE is an affiliate of CBRE Group, Inc. (“CBRE Group”), a Fortune 500 and S&P 500 company headquartered in Los Angeles, California, one of the world’s largest commercial real estate services and investment firms (in terms of 2017 revenue) and a parent holding company of affiliated companies that are engaged in the ordinary course of business in many areas related to commercial real estate and related services. CBRE Cap and its affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. The Company did not engage CBRE Cap for any other services. During the past three years, certain of the Company’s affiliates engaged affiliates of CBRE primarily for various real estate-related services and these affiliates of CBRE received fees in connection with such services. The Company anticipates that affiliates of CBRE will continue to provide similar or other real estate-related services in the future for the Company and the Company’s affiliates. In addition, the Company may in its discretion engage CBRE Cap to assist the Board in future determinations of the Company’s estimated value per share. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. CBRE Cap and CBRE and their affiliates may from time to time in the future perform other commercial real estate appraisal, valuation and financial advisory services for the Company and the Company’s affiliates in transactions related to the properties that are the subjects of the appraisals, so long as such other services do not adversely affect the independence of the applicable CBRE appraiser. While the Company and affiliates of the Advisor have engaged and may engage CBRE Cap or its affiliates in the future for commercial real estate services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

In the ordinary course of their business, each of CBRE Cap and CBRE, and their respective affiliates, directors and officers may structure and effect transactions for their own accounts or for the accounts of their customers in commercial real estate assets of the same kind and in the same markets as the Company’s assets.
Update to the Share Repurchase Program
In connection with the determination of the estimated value per share, the purchase price for shares repurchased under the Company’s share repurchase program will be, as set out below from the date hereof until the Board determines a new estimated value per share:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Lesser of Purchase Price or $22.54
2 years	95.0% of the Lesser of Purchase Price or $22.54
3 years	97.5% of the Lesser of Purchase Price or $22.54
4 years	100.0% of the Lesser of Purchase Price or $22.54
In the event of a stockholder’s death or disability	Average Issue Price for Shares(2)
_______________

(1)  As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.
(2) The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

Update to the Distribution Reinvestment Plan
In connection with the determination of the estimated value per share, the Board determined that upon 10 days’ notice to stockholders, the filing of this Current Report on Form 8-K constituting such notice, distributions reinvested in additional shares pursuant to the distribution reinvestment plan will be reinvested at a price of $22.54 for each share of the Company’s Class A, Class T, and Class R common stock.

Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The appraisal methodology for the Company’s real estate properties assumes the properties realize the projected net operating income and that investors would be willing to invest in such properties at similar capitalization rates. Though the Appraisals of the real estate properties, with respect to CBRE, and the valuation estimates used in calculating the estimated value per share, with respect to the Advisor and the Company, are the respective party’s best estimates, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Company’s real estate properties and the estimated value per share. The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, each as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description
99.1	Consent of CBRE Capital Advisors, Inc.
99.2	Press Release, dated October 12, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	October 12, 2018	By:	/s/ Kevin Keating
Kevin Keating
Chief Financial Officer and Treasurer